Exhibit 2.1

Penn Virginia Operating Co., LLC

and

Penn Virginia Resource Partners, L.P.

$90,000,000

5.77% Senior Notes due March 27, 2013

______________

Note Purchase Agreement

_____________

Dated as of March 27, 2003

Penn Virginia Operating Co. LLC
One Radnor Corporate Center, Suite 200
100 Matsonford Road

Radnor, Pennsylvania 19087

and

Penn Virginia Resource Partners, L.P.
One Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

5.77% Senior Notes due March 27, 2013

Dated as of March 27, 2003

To the Purchaser listed in the attached

Schedule A who is a signatory hereto:

Ladies and Gentlemen:

Penn Virginia Operating Co., LLC, a Delaware limited liability company (the "Company"), and Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the "Parent Company") hereby agree with you as follows:

Section 1. Authorization of Notes; Guaranties .

Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of $90,000,000 aggregate principal amount of its 5.77% Senior Notes due March 27, 2013 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1.1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2. Parent Company Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the Parent Company pursuant to the guaranty agreement substantially in the form of Exhibit 1.2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Parent Guaranty").

Section 1.3. Subsidiary Guaranty. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will also be absolutely and unconditionally guaranteed by Loadout LLC, a Delaware limited liability company, Wise LLC, a Delaware limited liability company, K Rail LLC, a Delaware limited liability company, Suncrest Resources LLC, a Delaware limited liability company, and Fieldcrest Resources LLC, a Delaware limited liability company (together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.8, individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") pursuant to the guaranty agreement substantially in the form of Exhibit 1.3 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Subsidiary Guaranty").

Section 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Section 3. Closing.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois, at 10:00 A.M. Chicago time, at a closing (the "Closing") on March 27, 2003 or on such other Business Day thereafter on or prior to April 3, 2003 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5470214362 at SunTrust Bank, Johnson City, Tennessee, ABA No. 061000104. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

(b) The representations and warranties of the Parent Company and the Parent Company GP in the Parent Guaranty shall be correct when made and at the time of Closing.

(c) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of Closing.

Section 4.2. Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.4 or 10.5 hereof had such Sections applied since such date.

(b) The Parent Company and the Parent Company GP shall have performed and complied with all agreements and conditions contained in this Agreement and the Parent Guaranty required to be performed and complied with by it prior to or at the time of the Closing, and after effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Parent Company or the Parent Company GP nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.4 or 10.5 hereof had such Sections applied since such date.

(c) Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Company Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 applicable to it have been fulfilled.

(b) Parent Company and Parent Company GP Officer Certificates. The Parent Company and the Parent Company GP shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 applicable to it have been fulfilled.

(c) Subsidiary Guarantor Officer Certificates. Each Subsidiary Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in Section 4.1(b), 4.2(b) and 4.9 applicable to it have been fulfilled.

(d) Company Organizational Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions of the Parent Company GP attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

(e) Parent Company and Parent Company GP Organizational Certificates. The Parent Company and the Parent Company GP shall have delivered to you a certificate certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of this Agreement and the Parent Guaranty.

(f) Subsidiary Guarantors Organizational Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions of the Parent Company GP attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Vinson & Elkins L.L.P., special counsel, and Nancy M. Snyder, general counsel for the Company, the Parent Company, the Parent Company GP and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate of the Company certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

Section 4.9. Changes in Legal Structure. None of the Company, the Parent Company, the Parent Company GP and the Subsidiary Guarantors has changed its jurisdiction of organization or been a party to any merger, consolidation or other reorganization nor has it succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Operative Agreements. (a) Each of the Organizational Documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and you and the Other Purchasers shall have received a fully executed original, or a true and correct copy, of each Organizational Document.

(b) The Parent Guaranty and the Subsidiary Guaranty shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default shall exist thereunder as of the date of the Closing, and you and the Other Purchasers shall have received a fully executed original, or a true and correct copy, of the Parent Guaranty and the Subsidiary Guaranty.

(c) The Company shall have delivered to you and the Other Purchasers a true and complete copy of the Bank Credit Agreement, as fully executed and delivered, and the Bank Credit Agreement shall be in full force and effect and in form and substance satisfactory to each Purchaser. Without limiting the foregoing:

(i) the Company and the other parties to the Bank Credit Agreement shall have entered into a First Amendment thereto in form and substance satisfactory to you and your special counsel permitting, inter alia, the consummation of the transactions contemplated hereby;

(ii) each Term Loan (as such term is defined in the Bank Credit Agreement) shall have been paid and discharged in full, with the effect and result that the aggregate amount of Indebtedness outstanding under the Bank Credit Agreement as of the Closing shall not exceed a maximum of $5,000,000; and

(iii) your special counsel should have received evidence in form and substance satisfactory to it that the Pledge Agreement (as such term is defined in the Bank Credit Agreement) and any other collateral arrangements securing Indebtedness outstanding pursuant to the Bank Credit Agreement has been terminated.

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

Section 4.12. Proceedings and Documents. All legal and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5. Representations and Warranties of the Company.

The Company represents and warrants to you that:

Section 5.1. Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary legal action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agent, Lehman Brothers, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum dated February, 2003 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company or the Parent Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4. Organization and Ownership of Equity Interests of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (i) (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Affiliates, other than Subsidiaries, (3) of the Company's directors and senior officers and (ii) the ownership interest of Peabody Energy Corporation and its Affiliates (collectively, the "Peabody Energy Group") in the Parent Company and its Subsidiaries.

(b) The Parent Company owns 100% of the Equity Interests in the Company. Penn Virginia Corporation owns 43% of the limited partnership interests in the Parent Company and owns 100% of the Equity Interests in the Parent Company GP, which owns the sole 2% general partnership interest in the Parent Company. Peabody Energy Corporation owns 14.9% of the limited partnership interests in the Parent Company and 40.6% of the limited partnership interests in the Parent Company are publicly traded.

(c) All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable or the legal equivalent thereof and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(d) Each Subsidiary identified in Schedule 5.4 is a partnership, limited liability company, corporation or other legal entity, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the partnership, limited liability, corporate or other power and authority, as applicable, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(e) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the Consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the Consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, limited liability company agreement, partnership agreement or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by Section 10.2 of this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) other than such liabilities as would not individually be Material, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) Neither the Company nor any Subsidiary maintains, contributes to, or has any liabilities or contingent liability with respect to any "pension plan" as defined in ERISA or any Multiemployer Plan, in each case which is subject to Title IV of ERISA.

(c) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of the Closing. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of the Company, including, without limitation, all senior unsecured Indebtedness of the Company described in Schedule 5.15 hereto.

Section 5.19. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or, to their knowledge, any real properties formerly owned, leased or operated by them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

(a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now owned, leased or operated by any of them or, to their knowledge, any real properties formerly owned, leased or operated by them, or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now owned, leased or operated by any of them or, to their knowledge, any real properties formerly owned, leased or operated by them, or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect;

(c) all buildings on all real properties now owned or leased by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect;

(d) neither the Company nor any Subsidiary has in its business operated coal mines on any real properties for purposes of this Section 5.19.

Section 5.20. Leases. (a) All Leases in effect on the date of the Closing are listed on Schedule 5.20 attached hereto. Each such Lease is in full force and effect and there is no default thereunder and no event has occurred or is occurring which after notice or lapse of time or both will result in such default, except for defaults which could not reasonably be expected to have a Material Adverse Effect. There is no consent, approval or withholding of objection required in connection with the execution, delivery and performance of any such Lease, whether by any Governmental Authority, this Agreement or otherwise, or in connection with the consummation of the transactions contemplated thereby or hereby which has not been obtained and which is not in full force and effect, except in the case of the Leases between the Parent Company and Affiliates of Peabody Energy Corporation as described on Schedule 5.20.

(b) (i) The Leases between the Parent Company and Peabody Energy Corporation in effect on the date of the Closing are listed on Schedule 5.20 attached hereto. Each such Lease is in full force and effect and there is no default thereunder and no event has occurred or is occurring which after notice or lapse of time or both will result in such default, other than a default or event which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no consent, approval or withholding of objection required in connection with the execution, delivery and performance of any such Lease, whether by any Governmental Authority, this Agreement or otherwise, or in connection with the consummation of the transactions contemplated thereby or hereby which has not been obtained and which is not in full force and effect, except as described on Schedule 5.20. All sums due and owing from Peabody Energy Corporation pursuant to any of such Leases have been paid in full and Peabody Energy Corporation has performed all of its obligations under each such Lease.

(ii) The Purchase and Sale Agreement dated as of December 19, 2002 (the "Purchase and Sale Agreement") by and among Peabody Energy Corporation, Eastern Associated Coal Corp., Peabody Natural Resources Company and the Parent Company is in full force and effect and there is no default thereunder and no event has occurred or is occurring which after notice or lapse of time or both will result in such default, other than a default or event which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There have been no amendments, waivers, consents or other modifications to the Purchase and Sale Agreement. There is no consent, approval or withholding of objection required under the Purchase and Sale Agreement with respect to the execution, delivery and performance of the Purchase and Sale Agreement, any Lease referred to in clause (b)(i) above or this Agreement or the consummation of the transactions contemplated hereby or thereby. As of the date of the Closing, no "Change of Control" (as defined in the Purchase and Sale Agreement) has occurred and no "Change of Control Notice" (as defined therein) has been delivered.

(iii) The Reserve Substitution Agreement is in full force and effect and there is no default thereunder and no event has occurred or is occurring which after notice or lapse of time or both will result in such default, other than a default or event which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There have been no amendments, waivers, consents or other modifications to the Reserve Substitution Agreement. There is no consent, approval or withholding of objection required under the Reserve Substitution Agreement with respect to the execution, delivery and performance of the Reserve Substitution Agreement or the consummation of the transactions contemplated thereby. As of the date of the Closing, there have been no substitutions of reserves made pursuant to the Reserve Substitution Agreement.

Section 5.21. Solvency. On the date of the Closing, and after giving effect to the issuance of the Notes and the application of the proceeds thereof as described in Schedule 5.14, the Company is, and will be (individually and together with its Subsidiaries), Solvent.

Section 5.22. Tax Treatment. The Parent Company and the Company are treated as a partnership for federal income tax purposes.

Section 6. Representations of the Purchaser.

Section 6.1. Purchase for Investment. You represent that (a) you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control and (b) you are an "accredited investor" within the meaning of Rule 501(a)(1), (a)(3) or (a)(7) of Regulation D promulgated under the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

(d) the Source is a governmental plan; or

(e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

(f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

(g) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(h) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (h).

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7. Information as to the Company.

Section 7.1. Financial and Business Information. The Parent Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i) a Consolidated and combined balance sheet of the Parent Company and its Subsidiaries as at the end of such quarter, and

(ii) Consolidated and combined statements of income and cash flows of the Parent Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Parent Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements - within 120 days after the end of each fiscal year of the Parent Company, duplicate copies of,

(i) a Consolidated and combined balance sheet of the Parent Company and its Subsidiaries, as at the end of such year, and

(ii) Consolidated and combined statements of income, partners' capital and owner's equity and cash flows of the Parent Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

(1) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Parent Company's Annual Report on Form 10-K for such fiscal year (together with the Parent Company's annual report to unitholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Parent Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer of the Parent Company or the Company, as the case may be, becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent Company or the Company, as the case may be, is taking or proposes to take with respect thereto;

(e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Available Cash - Within sixty (60) days following the end of each Fiscal Quarter of the Parent Company, a report of Available Cash (as defined in the MLP Agreement), cash reserves and other related items of the Parent Company and its Subsidiaries;

(h) Investment Grade Ratings. Promptly upon the occurrence of any Control Event and in any event not less than five Business Days prior to the occurrence of any Change in Control, in reasonable detail evidence of the Investment Grade Rating or absence thereof in the case of each and every one of the Acquiring Persons; and

(i) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Company or any of its Subsidiaries or relating to the ability of the Parent Company or the Company, as the case may be, to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes.

Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Parent Company setting forth:

(a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Parent Company was in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Company shall have taken or proposes to take with respect thereto.

Section 7.3. Inspection. The Parent Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Company, to visit the principal executive office of the Parent Company, to discuss the affairs, finances and accounts of the Parent Company and its Subsidiaries (including, without limitation, the Company) with the Parent Company's officers, and (with the consent of the Parent Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Parent Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Company and each Subsidiary (including, without limitation, the Company), all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default - if a Default or Event of Default then exists, at the expense of the Parent Company, to visit and inspect any of the offices or properties of the Parent Company or any Subsidiary (including, without limitation, the Company), to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Company authorizes said accountants to discuss the affairs, finances and accounts of the Parent Company and its Subsidiaries, including, without limitation, the Company), all at such times and as often as may be requested.

Section 8. Prepayment of the Notes.

Section 8.1. Required Prepayments. In addition to paying the remaining outstanding principal amount and the interest due on the Notes on the maturity date thereof, on each of the following dates, the Company will prepay the principal amount (or such lesser principal amount as shall then be outstanding) of the Notes set forth below at par and without payment of the Make-Whole Amount, if any, or any premium:

Payment Date	Principal Amount
September 27, 2004	$1,500,000
March 27, 2005	$1,500,000
September 27, 2005	$3,300,000
March 27, 2006	$3,300,000
September 27, 2006	$5,000,000
March 27, 2007	$5,000,000
September 27, 2007	$6,000,000
March 27, 2008	$6,000,000
September 27, 2008	$6,700,000
March 27, 2009	$6,700,000
September 27, 2009	$7,400,000
March 27, 2010	$7,400,000
September 27, 2010	$6,000,000
March 27, 2011	$6,000,000
September 27, 2011	$4,800,000
March 27, 2012	$4,800,000
September 27, 2012	$4,300,000

provided that upon any partial prepayment of the Notes pursuant to Section 8.2 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Change in Control.

(a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer of the Parent Company or the Company has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b) Condition to Company Action. Neither the Parent Company nor the Company will take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(d) Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Parent Company or the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

(g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h) Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.3 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.3 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

(i) Certain Definitions. "Change in Control" shall be deemed to have occurred at such time as (1) the Parent Company ceases to own directly all of the Equity Interests of the Company, or (2) the Parent Company GP ceases to own directly all of the general partner interests of the Parent Company, unless either all of such general partner interests are acquired by a Wholly-owned Subsidiary of Penn Virginia Corporation or the Acquiring Person acquires Equity Interests which entitle the holder thereof to control more than fifty percent (50%) of the total combined voting power of the Parent Company and such Acquiring Person has an Investment Grade Rating and immediately prior to such acquisition, such Acquiring Person was primarily engaged in the business of the production and development of energy reserves located in the United States, or (3) Penn Virginia Corporation and/or one or more of its directly or indirectly Wholly-owned Subsidiaries ceases to own one hundred percent (100%) of the Equity Interests of the Parent Company GP, unless either (A) all of such Equity Interests are acquired by a Wholly-owned Subsidiary of Penn Virginia Corporation or (B) the Acquiring Person acquires Equity Interests which entitle the holder thereof to control more than fifty percent (50%) of the total combined voting power of the Parent Company and such Acquiring Person has an Investment Grade Rating and immediately prior to such acquisition, such Acquiring Person was primarily engaged in the business of the production and development of energy reserves located in the United States, or (4) an Acquiring Person other than a Wholly-owned Subsidiary of Penn Virginia Corporation acquires Equity Interests of Penn Virginia Corporation which entitle the holder thereof to control more than fifty percent (50%) of the total voting power of Penn Virginia Corporation and such Acquiring Person does not have an Investment Grade Rating or immediately prior to such acquisition, such Acquiring Person was not primarily engaged in the business of the production and development of energy reserves located in the United States, or (5) the equity security holders of Penn Virginia Corporation or the Parent Company approve a merger, reorganization, consolidation, exchange of Equity Interests, recapitalization, restructuring or other business combination which results in beneficial ownership of more than fifty percent (50%) of the total voting power of Penn Virginia Corporation or the Parent Company being transferred to a Person or Persons other than Penn Virginia Corporation or any of its Subsidiaries, unless either (A) the equity securityholders of Penn Virginia Corporation or the Parent Company, as applicable, immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets is entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of such equity securities immediately before such transaction or (B) the Acquiring Person or Persons have an Investment Grade Rating and immediately prior to such acquisition were primarily engaged in the business of the production and development of energy reserves located in the United States; or (6) there occurs a sale of all or substantially all of the assets of Penn Virginia Corporation or the Parent Company to a Person, unless such sale is either (A) to any Affiliates of Penn Virginia Corporation or the Parent Company (which may not in any event include any member of the Peabody Energy Group) or (B) such Acquiring Person has an Investment Grade Rating and immediately prior to such acquisition, such Acquiring Person was primarily engaged in the business of the production and development of energy reserves located in the United States; or (7) Continuing Directors cease to comprise a majority of the directors on the board of directors of the Parent Company GP or the Acquiring Person or Persons having control of a majority of the directors on the Board of Directors of the Parent Company do not have an Investment Grade Rating or immediately prior to such Acquiring Person's or Persons' acquisition of control of a majority of the directors on the Board of Directors of the Parent Company, such Acquiring Person or Persons were not primarily engaged in the business of the production and development of energy reserves located in the United States.

"Acquiring Person" means collectively any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.

"Continuing Directors" shall mean, with respect to a Person, (a) all individuals constituting the board of directors of such Person as of the date of this Agreement and (b) all individuals hereafter designated as nominees for election to the board of directors of such Person by a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

"Control Event" means:

(i) the execution by the Parent Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii) the commencement (as such term is used in Rule 14d-2(a) under the Exchange Act) of any offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the Equity Interests in the Parent Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

(i) All calculations contemplated in this Section 8.3 involving the Equity Interests of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire Equity Interests of such Person were exercised at such time.

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.5. Maturity; Surrender, Etc;. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

"Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

"Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

"Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

"Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Legal Existence, Etc. The Company will at all times preserve and keep in full force and effect its existence as a limited liability company and its status as not being taxable as a corporation for U.S. Federal income tax purposes. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Company.

Section 9.8. Guaranty by Subsidiaries. The Company will cause each Subsidiary which delivers a Guaranty pursuant to the Bank Credit Agreement to concurrently enter into the Subsidiary Guaranty, and within three Business Days thereafter will deliver to each of the holders of the Notes the following items:

(a) an executed counterpart of joinder agreement in respect of the Subsidiary Guaranty binding such Subsidiary thereto; and

(b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and the Subsidiary Guaranty; provided that if representations in scope and form acceptable to the Required Holders are contained in the joinder agreement to which such Subsidiary is a party, then such certificate shall not be required; and

(c) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Subsidiary Guaranty as the same pertains to such Subsidiary; and

(d) to the extent delivered pursuant to the Bank Credit Agreement, an opinion of counsel satisfactory to the Required Holders to the effect that the Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

Section 10. Negative Covenants.

The Parent Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Limitations on Indebtedness. (a) The Parent Company will not, and will not permit any Subsidiary (including, without limitation, the Company) to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

(i) Indebtedness evidenced by the Notes;

(ii) Indebtedness of a Wholly-owned Subsidiary to the Parent Company, the Company or another Wholly-owned Subsidiary;

(iii) in addition to the Indebtedness permitted by clauses (i) and (ii) of this Section 10.1, Indebtedness of the Parent Company and its Subsidiaries (including, without limitation, the Company); provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

(1) the ratio of Consolidated Total Indebtedness (including the Indebtedness then to be created, issued, assumed, guaranteed or incurred) as of such date of creation, issuance, assumption, guarantee or incurrence to Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, would not equal or exceed 3.00 to 1.00; and

(2) the ratio of Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, to Consolidated Interest Expense for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, would be greater than 3.50 to 1.00;

and provided, further, that notwithstanding the requirements of clauses (1) and (2) of this Section 10.1(a)(iii), the Parent Company and its Subsidiaries shall be permitted to create, issue, assume, guaranty or incur Indebtedness pursuant to the Bank Credit Agreement, whether by reason of a draw, borrowing or otherwise, without regard to the limitations of Section 10.1(a)(iii) so long as after giving effect to each such draw, borrowing or other incurrence and to the application of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding pursuant to the Bank Credit Agreement does not exceed $15,000,000 in the aggregate.

(b) The Parent Company will not at any time permit Consolidated Priority Indebtedness to exceed the greater of (i) 15% of Total Partners' Capital determined as of the end of each Fiscal Quarter of the Parent Company and (ii) $20,000,000.

(c) The renewal, extension or refunding of any Indebtedness, issued, incurred or outstanding pursuant to Section 10.1(a) shall constitute the issuance of additional Indebtedness which is, in turn, subject to the limitations of the applicable provisions of this Section 10.1.

(d) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.1 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such Person existing immediately after it becomes a Subsidiary.

Section 10.2. Limitation on Liens. The Parent Company will not, and will not permit any Subsidiary (including, without limitation, the Company) to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 9.4;

(b) Liens of or resulting from any judgment or award, (i) the time for the appeal or petition for rehearing of which shall not have expired, or (ii) in respect of which the Parent Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that the Parent Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Company or such Subsidiary, as the case may be;

(c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided that any such Lien does not materially impair the business of the Parent Company and its Subsidiaries taken as a whole or the value of the related property for the purposes of such business;

(d) survey exceptions or encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, (i) which are necessary for the conduct of the activities of the Parent Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and (ii) which do not in any event materially impair their use in the operation of the business of the Parent Company and its Subsidiaries taken as a whole or the value of such properties;

(e) Liens securing Indebtedness of a Subsidiary to the Parent Company or to another Wholly-owned Subsidiary;

(f) Liens created or incurred after the date of the Closing given to secure the payment or refinancing of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Parent Company or a Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 12 months of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property or assets, whether or not assumed by the Parent Company or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Management Committee of the Parent Company) or the cost of construction on the date of completion thereof, (iv) Indebtedness secured by any such Lien shall have been created or incurred within the limitations provided in Section 10.1(a)(iii), and (v) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under Section 10.1(b));

(g) any Lien existing on property or assets of a Person at the time such Person is consolidated with or merged into the Parent Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property or assets acquired by the Parent Company or any Subsidiary at the time such property or assets are so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) each such Lien shall extend solely to the property or assets so acquired, (ii) any Indebtedness secured or refinanced by any such Lien shall have been created or incurred within the limitations provided in Section 10.1(a)(iii), and (iii) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured or refinanced by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)); and

(h) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Parent Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (f) and (g) hereof; provided that (i) all Indebtedness secured by such Liens shall have been incurred within the limitations provided in Section 10.1(a)(iii) and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)).

Section 10.3. Restricted Payments. (a) The Parent Company will not permit the Company to declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any member interests or other equity of the Company, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any member interests or other equity of the Company or any warrants, rights or options to acquire any such interests, now or hereafter outstanding (each of the foregoing being a "Restricted Payment"), except that, subject always to clause (c) of this Section 10.3, (i) the Company may declare, make or incur a liability to make distributions to the Parent Company to fund Quarterly Distributions provided that (1) such Quarterly Distributions are made in accordance with the provisions of the MLP Agreement and (2) the aggregate amount of Quarterly Distributions made by the Parent Company with respect to any Fiscal Quarter shall not exceed Available Cash (as defined in the MLP Agreement) for such Fiscal Quarter; and (ii) the Company may make payments to the Parent Company in such amounts as required to pay the general and administrative costs and expenses of the Parent Company incurred in connection with the operation of its business as permitted pursuant to the terms of Section 6.6 of the Parent Guaranty.

(b) For the purposes of this Section 10.3, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Management Committee of the Parent Company GP) of such property at the time of the making of the Restricted Payment in question.

(c) Anything contained in clause (a) of this Section 10.3 to the contrary notwithstanding, the Parent Company will not permit the Company to authorize or make a Restricted Payment if on the date of the proposed Restricted Payment: (i) a Default or Event of Default shall have occurred and be continuing or would result therefrom (including, without limitation, under Section 10.1(b)) or (ii) the Parent Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 10.1(a)(iii).

Section 10.4. Mergers, Consolidations, Etc. The Parent Company will not, and will not permit any Subsidiary (including, without limitation, the Company) to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets in a single transaction or a series of transactions to any Person; provided that:

(a) any Subsidiary (other than the Company) may merge or consolidate with or into the Parent Company or any Wholly-owned Subsidiary (including, without limitation, the Company) so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing Person and (ii) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Company), the Wholly-owned Subsidiary shall be the surviving or continuing Person;

(b) the Company may consolidate or merge with or into any other Person if (i) the Person which results from such consolidation or merger is solvent and organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving Person and the surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) the Parent Company and each of the Subsidiary Guarantors shall have confirmed in writing the due and punctual performance and observation of all of its respective obligations in this Agreement and the Parent Guaranty or the Subsidiary Guaranty, as the case may be, (iv) if such consolidation or merger constitutes a Change in Control, the Company shall have complied with the requirements of Section 8.3, including, without limitation, prepayment in full of the Notes held by each holder which has accepted the offer of prepayment, and (v) at the time of such consolidation or merger and immediately after giving effect thereto, (1) no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)) and (2) the surviving Person would be permitted by the provisions of Section 10.1(a)(iii) to incur at least $1.00 of additional Indebtedness;

(c) the Company may sell or otherwise dispose of all or substantially all of its assets (other than as provided in Section 10.5) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Parent Company) at the time of such sale or other disposition if (i) the acquiring Person is solvent and organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) the Parent Company and each of the Subsidiary Guarantors shall have confirmed in writing the due and punctual performance and observation of all of its respective obligations in this Agreement and the Parent Guaranty or the Subsidiary Guaranty, as the case may be, (iv) if such sale or other disposition of substantially all of the assets of the Company constitutes a Change in Control, the Company shall have complied with the requirements of Section 8.3, including, without limitation, prepayment in full of the Notes held by each holder which has accepted the offer of prepayment, and (v) at the time of such sale or disposition and immediately after giving effect thereto, (1) no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)) and (2) the acquiring Person would be permitted by the provisions of Section 10.1(a)(iii) to incur at least $1.00 of additional Indebtedness.

(d) the Parent Company may consolidate or merge with or into any other Person if (i) the surviving Person is solvent and organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual performance and observation of all of the covenants in this Agreement and the Parent Guaranty are expressly assumed in writing by the surviving Person and the surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each of the Subsidiary Guarantors shall have confirmed in writing the due and punctual performance and observation of all of its respective obligations in the Subsidiary Guaranty, (iv) if such consolidation or merger constitutes a Change in Control, the Company shall have complied with the requirements of Section 8.3, including, without limitation, prepayment in full of the Notes held by each holder which has accepted the offer of prepayment, and (v) at the time of such consolidation or merger and immediately after giving effect thereto, (1) no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)) and (2) the surviving Person would be permitted by the provisions of Section 10.1(a)(iii) to incur at least $1.00 of additional Indebtedness;

(e) the Parent Company may sell or otherwise dispose of all or substantially all of its assets (other than as provided in Section 10.5) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Management Committee of the Parent Company) at the time of such sale or other disposition if (i) the acquiring Person is solvent and organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual performance and observance of all of the covenants in this Agreement and the Parent Guaranty are expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each of the Subsidiary Guarantors shall have confirmed in writing the due and punctual performance and observation of all of its respective obligations in the Subsidiary Guaranty, (iv) if such sale or disposition of all or substantially all of the assets of the Parent Company constitutes a Change in Control, the Company shall have complied with the requirements of Section 8.3, including, without limitation, prepayment in full of the Notes held by each holder which has accepted such offer of prepayment, and (v) at the time of such sale or disposition and immediately after giving effect thereto, (1) no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)) and (2) the acquiring Person would be permitted by the provisions of Section 10.1(a)(iii) to incur at least $1.00 of additional Indebtedness.

Section 10.5. Sale of Assets. The Parent Company will not, and will not permit any Subsidiary (including, without limitation, the Company) to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Section 10.4(c)); provided that the foregoing restrictions do not apply to:

(a) the sale, lease, transfer or other disposition of assets of a Subsidiary (other than the Company) to the Parent Company or a Wholly-owned Subsidiary; or

(b) the substitution of assets pursuant to and in accordance with the terms and provisions of the Reserve Substitution Agreement; provided that after giving effect to any such substitution, no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)) and the Parent Company would be permitted by the provisions of Section 10.1(a)(iii) to incur at least $1.00 of additional Indebtedness; or

(c) the sale of assets for cash or other property if all of the following conditions are met:

(1) such assets (valued at net book value) do not, together with all other assets of the Parent Company and its Subsidiaries (including, without limitation, the Company) previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 10% of Consolidated Net Assets, determined as of the end of the immediately preceding fiscal year;

(2) in the opinion of a Responsible Officer of the Parent Company GP in the case of an asset sold, leased, transferred or otherwise disposed of, the value of which asset does not exceed $5,000,000 and the Parent Company's Management Committee in the case of any asset sold, leased, transferred or otherwise disposed of, the value of which asset equals or exceeds $5,000,000, the sale is for fair value and is in the best interests of the Parent Company and its Subsidiaries (including, without limitation, the Company); and

(3) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist (including, without limitation, under Section 10.1(b)), and (B) the Parent Company would be permitted by the provisions of Section 10.1(a)(iii) to incur at least $1.00 of additional Indebtedness.

Section 10.6. Transactions with Affiliates. The Parent Company will not, and will not permit any Subsidiary (including, without limitation, the Company) to engage in any transaction or series of related transactions with any Affiliate or any member of the Peabody Energy Group, including without limitation the purchase, transfer, disposition, sale, lease or exchange of assets or the rendering of any service involving any Affiliate or any member of the Peabody Energy Group, unless (a) such transaction or series of related transactions is on fair and reasonable terms that are no less favorable to the Parent Company, the Company or such Subsidiary, as the case may be, than those which at the time such transaction is consummated or completed would be obtained in an arm's-length transaction between Persons which are not Affiliates of the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or any member of the Peabody Energy Group and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $20,000,000, the Parent Company GP shall have delivered an Officer's Certificate to each holder of the Notes certifying that such transaction or series of transactions complies with the preceding clause (a) and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Parent Company GP (including a majority of the disinterested directors); provided, however, that this Section 10.6 will not in any event (i) restrict the Company from making any Restricted Payment permitted by Section 10.3 hereof or (ii) be deemed or construed to permit any transaction otherwise prohibited by the terms of this Agreement.

Section 10.7. Changes in Organizational Documents. The Parent Company will not permit or suffer to exist any amendment or modification in respect of Articles VI or VII, or Sections 2.8, 8.1, 8.2, 12.1, 12.2, 12.3, 12.4, 13.1, 13.2, or 13.3 of the MLP Agreement (or the defined terms used in any such Article or Section) without, in the event such change could reasonably be expected to materially and adversely affect the interests of the holders of the Notes, obtaining the prior written consent of the Required Holders.

Section 11. Events of Default.

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Parent Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.6; or

(d) the Parent Company, the Company or any Subsidiary Guarantor, as the case may be, defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in the Parent Guaranty or the Subsidiary Guaranty, as the case may be, and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Parent Company or the Company obtaining actual knowledge of such default and (ii) the Parent Company or the Company, as the case may be, receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing by or on behalf of the Parent Company, the Company, the Parent Company GP or any Subsidiary Guarantor or by any officer of the Parent Company, the Company, the Parent Company GP or any Subsidiary Guarantor in this Agreement, the Parent Guaranty or the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Parent Company or any of its Subsidiaries (including, without limitation, the Company) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent Company or any Subsidiary (including, without limitation, the Company) is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (1) the Parent Company or any Subsidiary (including, without limitation, the Company) has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (2) one or more Persons have the right to require the Parent Company or any Subsidiary (including, without limitation, the Company) so to purchase or repay such Indebtedness; or

(g) the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or the Parent Company GP (unless the Parent Company GP is timely replaced by a new general partner in accordance with the terms and provisions of the MLP Agreement) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or the Parent Company GP, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or the Parent Company GP, or any such petition shall be filed against the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or the Parent Company GP and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Parent Company or any of its Subsidiaries (including, without limitation, the Company) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (iv) the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Company or any of its Subsidiaries (including, without limitation, the Company) establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Company or any of its Subsidiaries (including, without limitation, the Company) thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or the Parent Company GP shall terminate its existence or cease to exist (except by reason of a permitted merger or liquidation of a Subsidiary (other than the Company) into or a consolidation of a Subsidiary (other than the Company) with the Company or another Subsidiary of the Company, or (b) except where a termination or cessation of the existence of a Subsidiary (other than the Company) could not reasonably be expected to have a Material Adverse Effect; or

(l) the MLP Agreement shall be amended, supplemented or restated and the result thereof would have a Material Adverse Effect or which is otherwise materially adverse to the interests of the holders of the Notes; or

(m) the Parent Guaranty or the Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that either (i) the Parent Guaranty or the Subsidiary Guaranty, as the case may be, is invalid, void or unenforceable or (ii) Parent Company or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Parent Guaranty or the Subsidiary Guaranty, as applicable.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Parent Company, the Company or the Parent Company GP described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Parent Company and the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Parent Company and the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Parent Company and the Company each acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 55% in principal amount of the Notes then outstanding, by written notice to the Parent Company and the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, the Parent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby or by the Notes, the Parent Guaranty or the Subsidiary Guaranty, and (c) the fees and costs incurred in connection with the initial filing of this Agreement and all related documents and financial information and subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organizations succeeding to the authority thereof. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement .

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company, the Parent Company or a Subsidiary Guarantor, as the case may be, under this Agreement, the Parent Guaranty or the Subsidiary Guaranty. Subject to the preceding sentence, this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty embody the entire agreement and understanding between you, the Parent Company and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

Section 17.1. Requirements. This Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Parent Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1.1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20, or (iv) reduce or alter the scope of the Parent Guaranty or release the Parent Company from liability under the Parent Guaranty.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, the Parent Company Guaranty or the Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Parent Company nor any of its Subsidiaries (including, without limitation, the Company) will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Parent Company Guaranty or the Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Company or any of its Subsidiaries (including, without limitation, the Company) and the holder of any Note nor any delay in exercising any rights hereunder or under any Note, the Parent Company Guaranty or the Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty have directed the taking of any action provided herein or in the Notes, the Parent Guaranty or the Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Company or any of its Subsidiaries (including, without limitation, the Company), or any of their respective Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Frank A. Pici, Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv) if to the Parent Company, to the Parent Company at the address set forth at the beginning hereof to the attention of Frank A. Pici, Chief Financial Officer, or at such other address as the Parent Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

This Agreement, the Parent Guaranty and the Subsidiary Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic, electronic or other similar process and you may destroy any original document so reproduced. The Parent Company and the Company each agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Parent Company, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Parent Company or any of its Subsidiaries (including, without limitation, the Company) in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Parent Company or any of its Subsidiaries (including, without limitation, the Company); provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent Company or any of its Subsidiaries (including, without limitation, the Company) or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. Substitution of Purchaser.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Parent Company or the Company for the purposes of this Agreement, the same shall be done by the Parent Company or the Company, as the case may be, in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 22.7. Submission to Jurisdiction. The Parent Company and the Company hereby irrevocably submit and consent to the jurisdiction of the Federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agree that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Parent Company and the Company waive any objection which either of them may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Parent Company or the Company, as the case may be, set forth in Section 18 above or to its agent referred to below at such agent's address set forth below (with a courtesy copy to the Parent Company and the Company at the address set forth in Section 18) and that service so made shall be deemed to be completed upon actual receipt. Each of the Parent Company and the Company hereby irrevocably appoints CT Corporation System, with an office on the date hereof, 111 Eighth Avenue, New York, New York 10011, as its respective agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Parent Company or the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you, the Parent Company and the Company.

Very truly yours,

Penn Virginia Operating Co., LLC

By

[Title]

Penn Virginia Resource Partners, L.P.

By: Penn Virginia Resource GP, LLC,
its General Partner

By
[Title]

Accepted as of ____________________.

[Variation]

By

Its

Schedule A

Information Relating to Purchasers
Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Aviva Life Insurance Company c/o Principal Global Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800	$1,000,000

Payments

All payments on account of the Note to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Mellon Bank (Boston Safe Deposit)

ABA #011001234

DDA #048771

Account Name: None Given

FFC: CGU Life Insurance Co/Principal Financial

FFC A/C #GAIF1309002

OBI PFGSE (S) B0065842()

With sufficient information (including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

All notices with respect to payments to:

Aviva Life Insurance Company

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0960

Attention: Investment Accounting - Securities

Fax: (515) 248-2643

Confirmation: (515) 247-2766

All other notices and communications to:

Aviva Life Insurance Company

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attention: Investment Department - Securities

Fax: (515) 248-2490

Confirmation: (515) 248-3495

Upon closing, deliver Notes to:

Aviva Life Insurance Company

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attn: JoEllen J. Watts, Esq.

Name of Nominee in which Notes are to be issued: None

Tax Identification No.: 04-2235236

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased

Connecticut General Life Insurance Company

c/o Cigna Retirement & Investment Services

280 Trumbull Street

Hartford, Connecticut 06103

Attention: Private and Alternative Investments, H16B

Fax: 860-534-7203

$4,400,000 $3,300,000 $3,300,000 $3,000,000 $1,000,000

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

J. P. Morgan Chase Bank

BNF=CIGNA Private Placements/AC=9009001802

ABA #021000021

OBI=[ Penn Virginia Operating Co., LLC; 5.77% Senior Notes due 2013; PPN 70788# AA 5 and application (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Securities Processing, H05P

280 Trumbull Street

Hartford, Connecticut 06103

CIG & Co.

c/o CIGNA Retirement & Investment Services

Attention: Private and Alternative Investments, H16B

280 Trumbull Street

Hartford, Connecticut 06103

Fax: 860-534-7203

with a copy to:

J. P. Morgan Chase Bank

Private Placement Servicing

P. O. Box 1508

Bowling Green Station

New York, New York 10081

Attention: CIGNA Private Placements

Fax: 212-552-3107/1005

Address for All Other Notices:

CIG & Co.

c/o CIGNA Retirement & Investment Services

Attention: Private and Alternative Investments, H16B

280 Trumbull Street

Hartford, Connecticut 06103

Fax: 860-534-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Keyport Life Insurance Company c/o Sun Life Assurance Company of Canada One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Investment Division/Private Placements, SC #1303	$4,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest") to:

Boston Safe Deposit and Trust

ABA Number: 011-001-234

Reference: DDA 108111

Cost Center: 4210

For: Sun Capital - Keyport Life

Account Number: KEYF0009002

Further Reference: Penn Virginia Operating Co., LLC

Attention: Heather Fisher

Notices

Written notice of each routine payment and any audit confirmation is to be sent to Sun Life at:

Sun Life Assurance Company of Canada

One Sun Life Executive Park

Wellesley Hills, MA 02481

Attention: Manager, Securities Operations SC #1395

All other notices and correspondence, including notices of non-routine payments are to be forwarded to Sun Life at the address first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 05-0302931

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Metropolitan Life Insurance Company One Madison Avenue New York, New York 10010-3690	$20,000,000

Payments

(1) All schedule payments of principal and interest by wire transfer of immediately available funds to:

Bank Name: JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account Number: 002-2-410591

Account Name: Metropolitan Life Insurance Company

Reference: Penn Virginia Operating Company LLC

with sufficient information to identify the source and application of such funds, including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5" and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

All notices and communications, including notices with respect to payments and written confirmation of each such payment to:

Metropolitan Life Insurance Company

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Fax Number: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel - Securities Investments (PRIV)

Fax Number: (973) 355-4338

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5581829

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603 Attention: Securities Investment Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	$10,000,000

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

Chase Manhattan Bank

New York, New York 10019

ABA #021-000-021

Credit: New York Life Insurance Company

General Account Number 008-9-00687

With sufficient information ("Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

New York Life Insurance Company

c/o New York Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax Number: (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5582869

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603 Attention: Securities Investment Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	$5,000,000

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

Chase Manhattan Bank

New York, New York 10019

ABA #021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account Number 323-8-47382

With sufficient information (including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

New York Life Insurance and Annuity Corporation

c/o New York Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax Number: (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Securities Department Fax Number: (414) 665-7124	$20,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest") to:

State Street Corporation

ABA #021-001-033

14 Wall Street

New York, New York 10005

for credit to: The Northwestern Mutual Life Insurance Company

Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Investment Operations, Fax Number: (414) 625-6998.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0509570

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Principal Life Insurance Company c/o Principal Global Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800	$5,000,000 $750,000 $250,000 $250,000 $250,000 $250,000 $250,000 $250,000 $250,000

Payments

All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

ABA #073000228

Wells Fargo Bank Iowa, N.A.

7th and Walnut Streets

Des Moines, Iowa 50309

For credit to Principal Life Insurance Company

Account No. 0000014752

OBI PFGSE (S) B0065842()

With sufficient information ("Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

All notices with respect to payments to:

Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0960

Attention: Investment Accounting - Securities

Fax: (515) 248-2643

Confirmation: (515) 247-2766

All other communications to:

Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attention: Fixed Income - Securities

Fax: (515) 248-2490

Confirmation: (515) 248-3495

Upon closing, deliver Notes to:

Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attn: JoEllen J. Watts, Esq.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 42-0127290

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Calhoun & Co., as nominee for Scottish RE (US)/Nationwide Life Insurance Co. 1 YR Trust ("Scottish Annuity & Life - 1 yr") c/o Principal Global Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800	$450,000

Payments

All payments on account of the Note to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Comerica Bank / Trust Operations

AC: 2158598532

BNF: Scottish Annuity & Life Holdings, Ltd.

AC: 011000735079

BBI: Trade Settlement (313) 222-3111

Bank Routing Number: 072000096

OBI PFGSE (S) B0065842()

With sufficient information (including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

All notices with respect to the Note payable to Scottish Annuity & Life - 1yr, except with respect to payment, should be sent to:

Scottish Annuity & Life - 1yr

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0960

Attention: Fixed Income - Securities

Fax: (515) 248-2490

Confirmation: (515) 248-3495

All notices with respect to payments on the Note payable to Scottish Annuity & Life -1 yr should be sent to:

Scottish Annuity & Life - 1 yr

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attention: Investment Accounting - Securities

Fax: (515) 248-2643

Confirmation: (515) 248-2766

Upon closing, deliver Note to:

Deutsche Bank

(Bankers Trust Company)

14 Wall Street

4th Floor, Window 44

Comerica Bank A/C 090755

New York, New York 10015

Name of Nominee in which Notes are to be issued: CALHOUN & CO.

Tax Identification No.: 23-2038295

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Calhoun & Co., as nominee for Scottish Annuity & Life Holdings Lincoln, Ltd. ("Scottish Annuity & Life-Lincoln") c/o Principal Global Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800	$450,000

Payments

All payments on account of the Note to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Comerica Bank / Trust Operations

AC: 2158598532

BNF: Scottish Annuity & Life Holdings, Ltd.

AC: 011000734950

BBI: Trade Settlement (313) 222-3111

Bank Routing Number: 072000096

OBI PFGSE (S) B0065842()

With sufficient information (including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

All notices with respect to the Note payable to Scottish Annuity & Life - Lincoln, except with respect to payment, should be sent to:

Scottish Annuity & Life - Lincoln

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0960

Attention: Fixed Income - Securities

Fax: (515) 248-2490

Confirmation: (515) 248-3495

All notices with respect to payments on the Note payable to Scottish Annuity & Life - Lincoln should be sent to:

Scottish Annuity & Life - Lincoln

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attention: Investment Accounting - Securities

Fax: (515) 248-2643

Confirmation: (515) 248-2766

Upon closing, deliver Note to:

Deutsche Bank

(Bankers Trust Company)

14 Wall Street

4th Floor, Window 44

Comerica Bank A/C 090755

New York, New York 10015

Name of Nominee in which Notes are to be issued: CALHOUN & CO.

Tax Identification No.: 23-2038295

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Calhoun & Co., as nominee for Scottish RE (US)/Nationwide Life & Annuity Insurance Co. 5 yr Trust ("Scottish Annuity & Life - 5 yr") c/o Principal Global Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800	$425,000

Payments

All payments on account of the Note to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Comerica Bank / Trust Operations

AC: 2158598532

BNF: Scottish Annuity & Life Holdings, Ltd.

AC: 011000782327

BBI: Trade Settlement (313) 222-3111

Bank Routing Number: 072000096

OBI PFGSE (S) B0065842()

With sufficient information (including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

All notices with respect to the Note payable to Scottish Annuity & Life - 5 yr, except with respect to payment, should be sent to:

Scottish Annuity & Life - 5 yr

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0960

Attention: Fixed Income - Securities

Fax: (515) 248-2490

Confirmation: (515) 248-3495

All notices with respect to payments on the Note payable to Scottish Annuity & Life - 5 yr should be sent to:

Scottish Annuity & Life - 5 yr

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attention: Investment Accounting - Securities

Fax: (515) 248-2643

Confirmation: (515) 248-2766

Upon closing, deliver Note to:

Deutsche Bank

(Bankers Trust Company)

14 Wall Street

4th Floor, Window 44

Comerica Bank A/C 090755

New York, New York 10015

Name of Nominee in which Notes are to be issued: CALHOUN & CO.

Tax Identification No.: 23-2038295

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Scottish Annuity & Life Holdings Cayman Ltd. ("Scottish Annuity & Life - Cayman") c/o Principal Global Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800	$175,000

Payments

All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Comerica Bank / Trust Operations

AC: 2158598532

BNF: Scottish Annuity & Life Holdings, Ltd.

AC: 011000744589

BBI: Trade Settlement (313) 222-3111

Bank Routing Number: 072000096

OBI PFGSE (S) B0065842()

With sufficient information (including "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest, if applicable) to identify the source and application of such funds.

All notices with respect to the Note payable to Scottish Annuity & Life - Cayman, except with respect to payment, should be sent to:

Scottish Annuity & Life - Cayman

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0960

Attention: Fixed Income - Securities

Fax: (515) 248-2490

Confirmation: (515) 248-3495

All notices with respect to payments on the Note payable to Scottish Annuity & Life - Cayman should be sent to:

Scottish Annuity & Life - Cayman

c/o Principal Global Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-0800

Attention: Investment Accounting - Securities

Fax: (515) 248-2643

Confirmation: (515) 248-2766

Upon closing, deliver Note to:

Deutsche Bank

(Bankers Trust Company)

14 Wall Street

4th Floor, Window 44

Comerica Bank A/C 090755

New York, New York 10015

Name of Nominee in which Notes are to be issued:

Scottish Annuity & Life Insurance Company (Cayman) Ltd.

Tax Identification No.: None

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Sun Life Assurance Company of Canada One Sun Executive Life Park Wellesley Hills, MA 02481 Attention: Investment Division/Private Placements, SC #1303 Fax Number: (781) 446-2392	$3,000,000 $2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest") to:

Bank of New York

P&I Department

ABA #021-000-018

Account: IOC 566

For Further Credit: Account No.: IOC 566

Reference: Penn Virginia Operating Co., LLC

Notices

Written notice of each routine payment and any audit confirmation is to be sent to Sun Life at:

Sun Life Assurance Company of Canada

One Sun Life Executive Park

Wellesley Hills, MA 02481

Attention: Manager, Securities Accounting SC #1395

All other notices and correspondence, including notices of non-routine payments are to be forwarded to Sun Life at the address first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-1082080

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Sun Life Financial (Hong Kong) Limited c/o Sun Life Assurance Company of Canada One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Investment Division/Private Placements, SC #1303	$1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penn Virginia Operating Co., LLC, 5.77% Senior Notes due 2013, PPN 70788# AA 5, principal, premium or interest") to:

Citibank, N.A.

Attention: Gay Quitch

ABA #021-000-089

Account No.: 36112805

For Further Credit: 849141

Reference: Penn Virginia Operating Co., LLC

Notices

Written notice of each routine payment and any audit confirmation is to be sent to Sun Life at:

Sun Life Assurance Company of Canada

One Sun Life Executive Park

Wellesley Hills, MA 02481

Attention: Manager, Securities Operations SC #1395

All other notices and correspondence, including notices of non-routine payments are to be forwarded to Sun Life at the address first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 98-0347199

Schedule B

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"Acquiring Person" is defined in Section 8.3(i).

"Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or Equity Interests of the Parent Company or any Subsidiary (including, without limitation, the Company) or any legal entity of which the Parent Company and its Subsidiaries (including, without limitation, the Company) beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or Equity Interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent Company.

"Bank Agent" means PNC Bank, National Association, as agent pursuant to the Bank Credit Agreement, or any successor in such capacity.

"Bank Credit Agreement" means that certain Credit Agreement dated as of October 30, 2001 by and among the Company, the financial institutions party thereto, the Bank Agent and PNC Capital Markets, Inc., as amended by the First Amendment thereto dated as of March 27, 2003 and as from time to time further amended, supplemented, renewed, extended or replaced.

"Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Philadelphia, Pennsylvania are required or authorized to be closed.

"Closing" is defined in Section 3.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"Company" means Penn Virginia Operating Co., LLC, a Delaware limited liability company and its successors and permitted assigns.

"Confidential Information" is defined in Section 20.

"Consolidated" means the consolidation of the accounts of any two or more Persons in accordance with GAAP.

"Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, (a) excluding therefrom (i) any non-cash extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (ii) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period (b) plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (1) Consolidated Interest Expense, (2) income taxes, (3) depletion and depreciation expense and (4) amortization expense; provided that for purposes of this definition, if any Person (or the assets of any Person) is acquired by the Parent Company or any of its Subsidiaries (whether by merger, asset or stock acquisition or otherwise) at any time during the relevant period of any calculation of "Consolidated EBITDA" such that it becomes a Subsidiary (or assets of the Parent Company or any of its Subsidiaries), such acquisition shall be deemed to have been made on and as of the first day of such calculation period; and if any Subsidiary (or the assets thereof) is disposed of by the Parent Company or any of its Subsidiaries (whether by asset or stock sale or otherwise) at any time during the relevant period of calculation such that it ceases to be a Subsidiary (or the assets cease to be owned by the Parent Company or any of its Subsidiaries), such disposition shall be deemed to have been made on and as of the first day of such calculation period.

"Consolidated Interest Expense" means, for the relevant period, on a Consolidated basis, the sum of all interest (including the interest portion of any capitalized lease obligations) and letter of credit fees or commissions due and payable by the Parent Company and its Consolidated Subsidiaries with regard to Indebtedness for such period; provided that for purposes of this definition, if any Person (or the assets of any Person) is acquired by the Parent Company or any of its Subsidiaries (whether by merger, asset or stock acquisition or otherwise) at any time during the relevant period of any calculation of "Consolidated Interest Expense" such that it becomes a Subsidiary (or assets of the Parent Company or any of its Subsidiaries), Indebtedness in respect of such acquisition shall be deemed to have been incurred on and as of the first day of such calculation period; and if any Subsidiary (or the assets thereof) is disposed of by the Parent Company or any of its Subsidiaries (whether by asset or stock sale or otherwise) at any time during the relevant period of calculation such that it ceases to be a Subsidiary (or the assets cease to be owned by the Parent Company or any of its Subsidiaries), Indebtedness relating to the entity or assets disposed of shall be deemed to have been repaid on and as of the first day of such calculation period.

"Consolidated Net Assets" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a Consolidated basis in accordance with GAAP minus goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

"Consolidated Net Income" means the net income (or deficit) of the Parent Company and its Consolidated Subsidiaries, for the period in question, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for all deferred income taxes) and all other proper deductions, all determined on a Consolidated basis.

"Consolidated Priority Indebtedness" means all Priority Indebtedness of the Parent Company and its Subsidiaries determined on a Consolidated basis eliminating inter-company items.

"Consolidated Total Indebtedness" means the Indebtedness of the Parent Company and its Consolidated Subsidiaries determined on a Consolidated basis.

"Continuing Directors" is defined in Section 8.3(i).

"Control Event" is defined in Section 8.3(i).

"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"Default Rate" means that rate of interest that is the greater of (i) 7.77% per annum or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Equity Interests" means in the case of a corporation, shares of capital stock of any class or series, including warrants, rights, participating interests or options to purchase or otherwise acquire any class or series of capital stock or Securities exchangeable for or convertible into any class or series of capital stock, and in the case of any other Person or entity shall mean any class or series of partnership interests, units, membership interests or like interests constituting equity, and in the case of each of the foregoing, any part or portion thereof or participation in any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

"Event of Default" is defined in Section 11.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fiscal Quarter" means the three month fiscal period of the Parent Company or the Company, as the case may be, beginning on each October 1, January 1, April 1 and July 1 and ending on the succeeding December 31, March 31, June 30 and September 30, respectively.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"Governmental Authority" means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Parent Company or any Subsidiary (including, without limitation, the Company) conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Guaranty" or "Guarantee" means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment or performance of another Person's obligations, including but not limited to (a) endorsements of negotiable instruments, (b) discounts with recourse, (c) agreements to pay or perform upon a second Person's failure to pay or perform, (d) remaining liable on obligations assumed by a second Person, (e) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and (f) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services.

"Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

"Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

"holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

"Indebtedness" as applied to any Person means, without duplication, all liabilities of such Person for borrowed money (other than trade accounts payable arising in the ordinary course of business), direct or contingent, whether evidenced by a bond, note, debenture, book entry or otherwise, and all obligations and liabilities in the nature of a capitalized lease obligation, deferred purchase price arrangement, title retention device, letter of credit obligation, Hedging Obligation, reimbursement agreement, or Guaranty, however evidenced.

"Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"Investment Grade Rating" in respect of any Acquiring Person shall mean a Person which, at the time of determination, (a) has senior, unsecured long-term indebtedness for borrowed money rated (i) by Standard & Poor's Rating Services, a division of The McGraw-Hill Company ("S&P"), "BBB-" or better or (ii) by Moody's Investors Service, Inc. ("Moody's"), "Baa3" or better and (b) if such Investment Grade Rating is "BBB-" in the case of S&P or "Baa3" in the case of Moody's, then such Person shall not have been placed on "credit watch" and shall not have a "negative outlook" from S&P and Moody's. In connection with any determination of an "Investment Grade Rating" pursuant to Section 8.3 of this Agreement, if there is more than one Acquiring Person, then each such Acquiring Person must have an "Investment Grade Rating" and the absence of an "Investment Grade Rating" in respect of any Acquiring Person shall be absolutely and unconditionally deemed to mean that none of such Acquiring Persons has an Investment Grade Rating.

"Lease" means any lease, mineral lease, mining agreement or other agreement to which the Company or any Subsidiary is a party and pursuant to which one Person transfers or grants to another Person the right to extract, mine or otherwise remove coal and "Leases" means, collectively, each Lease.

"Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"Make-Whole Amount" is defined in Section 8.7.

"Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Company and its Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of the Parent Company to perform its obligations under this Agreement or the Parent Guaranty, (d) the validity or enforceability of this Agreement or the Notes, or (e) the validity or enforceability of the Parent Guaranty or the Subsidiary Guaranty.

"Memorandum" is defined in Section 5.3.

"MLP Agreement" means the Amended and Restated Partnership Agreement of the Parent Company, as amended, restated, or replaced from time to time to the extent permitted pursuant to Section 10.7.

"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

"Notes" is defined in Section 1.1.

"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Parent Company or the Company, as the case may be, whose responsibilities extend to the subject matter of such certificate.

"Organizational Documents" means the MLP Agreement, the Company's Amended and Restated Limited Liability Company Agreement, the Parent Company GP's Third Amended and Restated Limited Liability Company Agreement.

"Other Agreements" is defined in Section 2.

"Other Purchasers" is defined in Section 2.

"Parent Company" means Penn Virginia Resource Partners, L.P., a Delaware limited partnership, and its successors and permitted assigns.

"Parent Company GP" means Penn Virginia Resources GP, LLC, a Delaware limited liability company and the sole general partner of the Parent Company.

"Parent Guaranty" is defined in Section 1.2.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"Peabody Energy Corporation" means Peabody Energy Corporation, a Delaware corporation.

"Peabody Energy Group" is defined in Section 5.4(a)(ii).

"Penn Virginia Corporation" means Penn Virginia Corporation, a Virginia corporation.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

"Priority Indebtedness" means, without duplication, (a) any Indebtedness of the Parent Company and its Subsidiaries (including, without limitation, the Company) secured by a Lien other than any Lien permitted under clauses (a) through (e) of Section 10.2 and (b) any Indebtedness of the Company's Subsidiaries (but excluding Qualified Subsidiary Indebtedness).

"property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

"Qualified Subsidiary Indebtedness" means (a) Indebtedness of any Subsidiary of the Company evidenced by a Guaranty of Indebtedness of the Company owing pursuant to the Bank Credit Agreement, provided that such Subsidiary is a Subsidiary Guarantor pursuant to the Subsidiary Guaranty and (b) Indebtedness of any Subsidiary of the Parent Company owing to the Parent Company or any of the Parent Company's Wholly-owned Subsidiaries.

"Quarterly Distributions" means the distributions by the Parent Company of Available Cash (as defined in the MLP Agreement as of the date of the Closing).

"Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Company or any of its Affiliates).

"Responsible Officer" means any Senior Financial Officer and any other officer of the Parent Company or the Company, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

"Reserve Substitution Agreement" means that certain Reserve Substitution Agreement dated December 19, 2002 between the Parent Company and Peabody Energy Corporation.

"Restricted Payments" is defined in Section 10.3.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent Company or the Company, as the case may be.

"Senior Indebtedness" means all Indebtedness of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness of the Company.

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or proposes to engage. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subsidiary" of any Person at any time means (a) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (b) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (c) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Parent Company.

"Subsidiary Guarantor" and "Subsidiary Guarantors" is defined in Section 1.3.

"Subsidiary Guaranty" is defined in Section 1.3.

"Surviving Person" is defined in Section 10.4(b).

"Total Partners' Capital" has the meaning set forth on the Consolidated and combined balance sheet of the Parent Company.

"Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent Company and its other Wholly-owned Subsidiaries at such time.